As filed with the Securities and Exchange Commission on September 24, 2020

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRP Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	3799	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

726 Saint-Joseph Street

Valcourt, Quebec

Canada, J0E 2L0

(450) 532-6154

(Address and telephone number of Registrant’s principal executive offices)

BRP US Inc.

10101 Science Drive

Sturtevant, WI 53177

(262) 884-5000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Martin Langelier BRP Inc. 726 Saint-Joseph Street Valcourt, Quebec Canada, J0E 2L0 (450) 532-6154	Warren Katz Aniko Pelland Stikeman Elliott LLP 1155 René-Lévesque Blvd. West Montreal, Quebec Canada, H3B 3V2 (514) 397-3000	Rachel Phillips Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212)596-9000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Quebec, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☑ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check the appropriate box below).

1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.

☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.

☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee
Subordinate Voting Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Total		US$1,878,287,002.25	US$243,801.65 (4)

(1)

There are being registered under this Registration Statement such indeterminate number of (i) subordinate voting shares, (ii) preferred shares, (iii) debentures, notes, bonds or other evidences of indebtedness of any kind, nature or description, (iv) subscription receipts, (v) warrants to purchase subordinate voting shares, and/or (vi) units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed CDN$2,500,000,000.00. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(2)

Determined based on the proposed maximum aggregate offering price in Canadian dollars of CDN$2,500,000,000.00 converted into U.S. dollars based on the average rate of exchange on September 22, 2020, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of CDN$1.3310 equals U.S.$1.00.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)

Calculated in accordance with Rule 457(o). A registration fee of US$236,118 has previously been paid with respect to securities that were previously registered under the Registrant’s registration statement on Form F-10 filed on September 11, 2018 (No. 333-227275), and a portion of such securities were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the unutilized registration fee of US$147,131.41 from the F-10 shall be applied to offset the registration fee payable in connection with this Registration Statement. Accordingly, an additional registration fee of US$96,670.24 is being paid in connection with this Registration Statement.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice-President, General Counsel and Public Affairs of BRP Inc. at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0, telephone: (450) 532-6154, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	September 24, 2020

BRP INC.

$2,500,000,000

Subordinate Voting Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

BRP Inc. (the “Company” or “BRP”) may offer, issue and sell, as applicable, from time to time, subordinate voting shares (“Subordinate Voting Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts exchangeable for any of the other securities that are described in this Prospectus (“Subscription Receipts”), units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of $2,500,000,000 (or its equivalent in any other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

The Company will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. This Prospectus and any applicable Prospectus Supplement should be read carefully before investing in any Securities offered pursuant to this Prospectus.

The Company’s Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time, at amounts and prices and other terms determined by the Company or any selling securityholders. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”)). In connection with any underwritten offering of Securities, other than an “at-the-market” offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of the Company’s Securities, the amounts, if any, to be purchased by the underwriters, the plan of distribution for such Securities, including the net proceeds the Company expects to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The Subordinate Voting Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the trading symbol “DOO” and on the Nasdaq Global Select Market (the “Nasdaq”) under the trading symbol “DOOO”. On September 23, 2020, the last trading day prior to the date of this Prospectus, the closing prices of the Subordinate Voting Shares on the TSX and Nasdaq were $68.36 and U.S.$51.16, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Subordinate Voting Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences. This Prospectus does not discuss Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The Company has two classes of issued and outstanding shares: the Subordinate Voting Shares which are listed and posted for trading on the TSX and the Nasdaq, and the multiple voting shares (the “Multiple Voting Shares” and, together with the Subordinate Voting Shares, the “Shares”). Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and the Multiple Voting Shares are substantially the same with the exception of the multiple voting, conversion and subscription rights attached to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote and each Multiple Voting Share is entitled to six votes on all matters. The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis at any time at the option of the holders thereof and automatically in certain other circumstances. In the event of any distribution or

- ii -

issuance of voting shares of the Company (other than Multiple Voting Shares, Subordinate Voting Shares issued upon conversion of Multiple Voting Shares or voting shares issued upon the exercise of a right attached to a previously issued security), the holders of Multiple Voting Shares are entitled to subscribe for additional Multiple Voting Shares in order to maintain their proportion of total voting rights associated with the then outstanding Multiple Voting Shares. The holders of Subordinate Voting Shares benefit from protection provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of the Share Capital of the Company – Take-Over Bid Protection”.

Directors of the Company residing outside of Canada have appointed BRP Inc. as agent for service of process at the following address: 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in Securities is subject to a number of risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

The head and registered office of the Company is located at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0.

- iii -

GENERAL MATTERS

Unless otherwise noted or the context otherwise indicates, the “Company” and “BRP” refer to BRP Inc. and its direct and indirect subsidiaries and predecessors or other entities controlled by them. All references to the number of Subordinate Voting Shares or Shares issued and outstanding as of the date hereof, and all percentages derived therefrom, assume that no Subordinate Voting Share or Share is issued and no option to purchase Subordinate Voting Share is exercised after the date hereof.

Unless otherwise indicated, all references to “$” or “dollars” in this Prospectus refer to Canadian dollars.

ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). The Company takes no responsibility for, and can provide no assurance as to the reliability of any other information that others may give readers of this Prospectus. The Company is not making an offer of Securities in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. The Company does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Senior Vice-President, General Counsel and Public Affairs of BRP Inc. at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0, telephone: (450) 532-6154, and are also available electronically at www.sedar.com.

The following documents of the Company, filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

•	The annual information form of the Company dated April 9, 2020 for the year ended January 31, 2020;

•

The audited consolidated financial statements of the Company as at and for the years ended January 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon, except that the footnote to the audit report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into the Registration Statement on Form F-10 of which this Prospectus forms a part;

•	The management’s discussion and analysis of financial condition and results of operations of the Company for the three and twelve-month periods ended January 31, 2020;

•

The unaudited condensed consolidated interim financial statements of the Company as at July 31, 2020 and January 31, 2020, and for the three and six-month periods ended July 31, 2020 and 2019, with the notes thereto;

•	The management’s discussion and analysis of financial condition and results of operations of the Company for the three and six-month periods ended July 31, 2020; and

•	The management proxy circular dated April 28, 2020 in connection with the annual general meeting of the shareholders of the Company held on May 28, 2020.

Any document of the type above required to be incorporated by reference into a short form prospectus under applicable Canadian securities laws, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company, filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities that has been, or will be, filed under the Company’s profile on SEDAR at www.sedar.com after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus or in the documents incorporated herein by reference about the Company’s current and future plans, expectations and intentions, results, levels of activity, performance, goals or achievements or any other future events or developments and other statements that are not historical facts constitute forward-looking statements. The words “scheduled”, “may”, “will”, “would”, “should”, “could”, “expects”, “forecasts”, “plans”, “intends”, “trends”, “indications”, “anticipates”, “believes”, “estimates”, “predicts”, “projects” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their very nature, involve inherent risks and uncertainties and are based on assumptions, both general and specific, made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company believes are appropriate and reasonable in the circumstances, but there can be no assurance that such assumptions will prove to be correct or that the Company’s business guidance, objectives, plans and strategic priorities will be achieved.

Many factors could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the factors described or referenced under the heading “Risk Factors” of this Prospectus. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus.

The purpose of the forward-looking statements is to provide the reader with a description of management’s expectations regarding the Company’s financial performance and may not be appropriate for other purposes; readers should not place undue reliance on forward-looking statements made herein. Furthermore, unless otherwise stated, the forward-looking statements contained in this Prospectus are made as of the date of this Prospectus, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities regulations. The forward-looking statements contained in this Prospectus are expressly qualified by this cautionary statement.

TRADEMARKS AND TRADENAMES

This Prospectus and the documents incorporated herein by reference include trademarks, such as BRP®, Ski-Doo®, Sea-Doo®, Can-Am®, Evinrude®, Lynx®, Rotax®, Alumacraft®, Manitou®, Quintrex®, Savage®, and Stacer®, which are protected under applicable intellectual property laws and are the property of the Company or its affiliates. Solely for convenience, the Company’s trademarks and tradenames referred to in this Prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and tradenames. All other trademarks used in this Prospectus or the documents incorporated herein by reference are the property of their respective owners.

THE COMPANY

The Company was incorporated under the Canada Business Corporations Act on May 1, 2003 under the name J.A. Bombardier (J.A.B.) Inc. On June 28, 2006, the Company was amalgamated with 4308042 Canada Inc., a wholly-owned subsidiary of the Company. On April 12, 2013, the Company filed articles of amendment to change its name to BRP Inc. Immediately prior to the closing of its initial public offering on May 29, 2013, the Company filed articles of amendment to reorganize its authorized and issued share capital as described under “Description of the Share Capital of the Company”.

The Company’s head and registered office is located at 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0.

BUSINESS OF THE COMPANY

BRP is a global leader in the design, development, manufacturing, distribution and marketing of powersports vehicles and marine products. The Company is a diversified manufacturer of powersports vehicles and marine products, providing enthusiasts with a variety of exhilarating, stylish and powerful products for all year-round use on a variety of terrains. The Company’s diversified portfolio of brands and products includes for Powersports: Can-Am ATVs, SSVs and 3WVs, seasonal products such as Ski-Doo and Lynx snowmobiles and Sea-Doo personal watercrafts and Rotax engines for karts, motorcycles and recreational aircraft, and under the “Marine” segment, Evinrude outboard boat engines, Rotax engines for jet boats, and Alumacraft, Manitou, Quintrex, Stacer and Savage boats. Additionally, the Company supports its line of products with a dedicated parts, accessories and clothing business.

The Company employs approximately 12,600 people mainly in manufacturing and distribution sites in Mexico, Canada, Austria, the United States, Finland and Australia. The Company sells its products in over 120 countries. The products are sold directly through a network of approximately 3,500 dealers in 21 countries as well as through approximately 198 distributors serving approximately 800 additional dealers.

Additional information about the Company’s business is included in the documents incorporated by reference into this Prospectus.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Company’s securityholders. The Prospectus Supplement that will be filed in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

•	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

•

the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The Company’s authorized share capital consists of an unlimited number of Subordinate Voting Shares and Multiple Voting Shares and an unlimited number of Preferred Shares issuable in series. As at September 23, 2020, there were 41,887,863 Subordinate Voting Shares and 45,891,671 Multiple Voting Shares issued and outstanding, and no Preferred Shares are issued and outstanding. The Multiple Voting Shares are held by Beaudier Inc. (“Beaudier”), 4338618 Canada Inc. (“4338618” and, together with Beaudier, the “Beaudier Group”), Bain Capital Luxembourg Investments S.à r.l. (“Bain”) and Caisse de dépôt et placement du Québec (“CDPQ” and together with Beaudier Group and Bain, the “Principal Shareholders”).

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Company is exempt from the requirements of Section 7.7(1)(d) of Form 44-101F1 to Regulation 44-101 and Part 12 of Regulation 41-101 on the basis that the Company was a private issuer immediately prior to the filing of the supplemented PREP prospectus dated May 21, 2013, which was filed by the Company in connection with its initial public offering completed on May 29, 2013.

Shares

Except as described herein, the Subordinate Voting Shares and the Multiple Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were shares of one class only.

Rank

The Subordinate Voting Shares and Multiple Voting Shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Multiple Voting Shares and the holders of Subordinate Voting Shares are entitled to participate equally, share for share, subject always to the rights of the holders of any Preferred Shares, in the remaining property and assets of the Company available for distribution to the holders of Shares, without preference or distinction among or between the Subordinate Voting Shares and the Multiple Voting Shares.

Dividends

The holders of outstanding Shares are entitled to receive, subject always to the rights of the holders of any Preferred Shares, dividends on a share for share basis out of assets legally available therefore at such times and in such amounts and form as the board of directors of the Company (the “Board of Directors”) may from time to time determine, without preference or distinction among or between the Subordinate Voting Shares and the Multiple Voting Shares. In the event of a payment of a dividend in the form of Shares, holders of Subordinate Voting Shares shall receive Subordinate Voting Shares and holders of Multiple Voting Shares shall receive Multiple Voting Shares.

Voting Rights

Under the Company’s articles, the Subordinate Voting Shares carry one vote per share and Multiple Voting Shares carry six votes per share. As of September 23, 2020, the Subordinate Voting Shares collectively represented 47.7% of the Company’s total issued and outstanding Shares and 13.2% of the voting power attached to all of the Shares. The Multiple Voting Shares collectively represent 52.3% of the Company’s total issued and outstanding Shares and 86.8% of the voting power attached to all of the Company’s issued and outstanding Shares.

Conversion

The Subordinate Voting Shares are not convertible into any other class of shares. Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share. Upon the first date that any Multiple Voting Share shall be held other than by a Permitted Holder (as defined below), such holder, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert all of the Multiple Voting Shares held by such holder into fully paid and non-assessable Subordinate Voting Shares, on a share for share basis.

In addition, all Multiple Voting Shares, regardless of the holder thereof, will convert automatically into Subordinate Voting Shares at such time as Permitted Holders that hold Multiple Voting Shares no longer hold and own, collectively, directly or indirectly, more than 15% of the beneficial ownership interests in the aggregate number of outstanding Multiple Voting Shares and Subordinate Voting Shares (it being understood that the number of Multiple Voting Shares shall be added to the number of Subordinate Voting Shares for the purposes of such calculation).

For the purposes of the foregoing:

“Affiliate” means, with respect to any specified Person (as defined below), any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person;

“Members of the Immediate Family” means with respect to any individual, each spouse (whether by marriage or civil union) or common law partner (as defined in the Income Tax Act (Canada) (the “Tax Act”)) or child or other descendants (whether by birth or adoption) of such individual, each spouse (whether by marriage or civil union) or common law partner (as defined in the Tax Act) of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Tax Act as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual.

“Permitted Holders” means (i) Janine Bombardier, Claire Bombardier Beaudoin, Laurent Beaudoin, Huguette Bombardier Fontaine, Jean-Louis Fontaine and J.R. André Bombardier, and the Members of the Immediate Family of each such individual; (ii) any Person controlled, directly or indirectly, by one or more of the Persons referred to in clause (i) above; (iii) Bain and any of its Affiliates and; (iv) CDPQ and any of its Affiliates;

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company; and

A Person is “controlled” by another Person or other Persons if: (i) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least 66 2⁄3% of the votes for the election of directors and representing in the aggregate at least 66 2⁄3% of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (ii) in the case of a Person that is not a company or other body corporate, at least 66 2⁄3% of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

Subscription Rights

In the event of any distribution or issuance, including by way of a share dividend (a “Distribution”) of voting shares of the Company (other than Multiple Voting Shares, Subordinate Voting Shares issued upon the conversion of Multiple Voting Shares or voting shares issued pursuant to the exercise of a right attached to any security of the Company issued prior to the Distribution) (the “Voting Shares”) or of securities convertible or exchangeable into Voting Shares or giving the right to acquire Voting Shares (other than options or other securities issued under compensatory plans or other plans to purchase Voting Shares or any other securities in favour of the management, directors, employees or consultants of the Company) (the “Convertible Securities” and, together with the Voting Shares, the “Distributed Securities”), the Company shall issue to the holder(s) of Multiple Voting Shares rights to subscribe for that number of Multiple Voting Shares, or, as the case may be, for securities convertible or exchangeable into or giving the right to acquire, on the same terms and conditions, including subscription or exercise price, as applicable, mutatis mutandis (except for the ultimate underlying securities which shall be Multiple Voting Shares), as those stipulated in the Convertible Securities, that number of Multiple Voting Shares, respectively, which carry, in the aggregate, a number of voting rights sufficient to fully maintain the proportion of total voting rights (on a fully diluted basis) associated with the then outstanding Multiple Voting Shares (the “Rights to Subscribe”).

The Rights to Subscribe shall be issued to the holder(s) of Multiple Voting Shares in a proportion equal to their respective holdings of Multiple Voting Shares and shall be issued concurrently with the completion of the Distribution of the applicable Distributed Securities. To the extent that any such Rights to Subscribe are exercised, in whole or in part, the securities underlying such Rights to Subscribe (the “Subscription Securities”) shall be issued and must be paid for concurrently with the completion of the Distribution and payment to the Company of the issue price for the Distributed Securities, at the lowest price permitted by the applicable securities and stock exchange regulations and subject (as to such price) to the prior consent of the exchanges but at a price not lower than (i) if the Distributed Securities are Subordinate Voting Shares, the price at which Subordinate Voting Shares are then being issued or distributed, (ii) if the Distributed Securities are Convertible Securities, the price at which the applicable Convertible Securities are then being issued or distributed; and (iii) if the Distributed Securities are Voting Shares other than Subordinate Voting Shares, the higher of (a) the weighted average price of the transactions on the Subordinate Voting Shares on the TSX (or such other primary stock exchange on which they are listed, as the case may be) for the 20 trading days preceding the Distribution of such Voting Shares or of (b) the weighted average price of transactions on the Subordinate Voting Shares on the TSX

(or such other primary stock exchange on which they are listed, as the case may be), the trading day before the Distribution of such Voting Shares.

The privileges attached to Subscription Securities which are securities convertible or exchangeable into or giving the right to acquire Multiple Voting Shares shall only be exercisable if and whenever the same privileges attached to the Convertible Securities are exercised and shall not result in the issuance of a number of Multiple Voting Shares which increases the proportion (as in effect immediately prior to giving effect to the completion of the Distribution) of total voting rights associated with the Multiple Voting Shares after giving effect to the exercise by the holder(s) of the privileges attached to such Convertible Securities.

The right to receive Rights to Subscribe as described above, and the legal or beneficial ownership of the Rights to Subscribe, may be assigned in whole or in part among Permitted Holders, provided that written notice of any such assignment shall be sent promptly to the other holders of Multiple Voting Shares and the Company.

Subordinate Voting Shares have no pre-emptive or subscription rights to purchase any securities of the Company. An issuance of participating (equity) securities will not be rendered invalid due to a failure by the Company to comply with the foregoing.

Subdivision or Consolidation

No subdivision or consolidation of the Subordinate Voting Shares or the Multiple Voting Shares may be carried out unless, at the same time, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Certain Amendments

In addition to any other voting right or power to which the holders of Subordinate Voting Shares shall be entitled by law or regulation or other provisions of the Articles of the Company from time to time in effect, but subject to the provisions of Articles of the Company, holders of Subordinate Voting Shares shall be entitled to vote separately as a class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles of the Company that would adversely affect the powers, preferences or rights of the holders of Subordinate Voting Shares, including an amendment to the terms of the Articles of the Company that provide that any Multiple Voting Shares sold or transferred to a Person that is not a Permitted Holder shall be automatically converted into Subordinate Voting Shares.

Certain Class Votes

Without limiting other rights at law of any holders of Multiple Voting Shares or Subordinate Voting Shares to vote separately as a class or the terms of the following paragraph, neither the holders of the Multiple Voting Shares nor the holders of the Subordinate Voting Shares shall be entitled to vote separately as a class upon a proposal to amend the Articles of the Company in the case of an amendment of the kind referred to in paragraph (a) of subsection 176(1) of the Canada Business Corporations Act and, as regards the creation of additional classes of preferred shares that are non-voting, paragraph (e) of subsection 176(1) of the Canada Business Corporations Act.

The holders of the Subordinate Voting Shares shall be entitled to vote separately as a class (but will not have any dissent rights) in respect of any amalgamation, arrangement, business combination or sale, lease, exchange or transfer of all or substantially all the property of the Company (as such expressions are interpreted for the purposes of the Canada Business Corporations Act) in connection with which or following which any holder of Multiple Voting Shares would, directly or indirectly, receive or be entitled to receive consideration, money, property or securities of greater value per share or different in kind than the consideration or distribution available to holders of Subordinate Voting Shares, unless the holders of Subordinate Voting Shares are otherwise already entitled to vote separately as a class in respect of such transaction under any applicable law (including, without limitation, securities laws in any jurisdiction, together with the rules, regulations, orders and notices made thereunder and the local, uniform and national published instruments and policies adopted by the securities regulatory authority in such jurisdiction, as applied and interpreted by such securities regulatory authority) or the rules, notices, policies and procedures or any decision of any applicable stock exchange.

Issuance of Additional Multiple Voting Shares

Subject to the provisions of the Articles of the Company, the Company may not issue Multiple Voting Shares without the approval of at least 66 2⁄3% of the votes cast at a meeting of the holders of Subordinate Voting Shares duly held for that purpose. However, approval is not required in connection with a subdivision or conversion on a pro rata basis as between the Subordinate Voting Shares and the Multiple Voting Shares or the issuance of Multiple Voting Shares upon the exercise of the Rights to Subscribe.

Take-Over Bid Protection

Under applicable Canadian law, an offer to purchase Multiple Voting Shares would not necessarily require that an offer be made to purchase Subordinate Voting Shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Multiple Voting Shares, the Principal Shareholders, as the owners of all the outstanding Multiple Voting Shares, entered into a coattail agreement dated May 29, 2013 with the Company and Computershare Trust Company of Canada (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, TSX listed companies designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares.

The undertakings in the Coattail Agreement do not apply to prevent a sale by any Principal Shareholder of Multiple Voting Shares if concurrently an offer is made to purchase Subordinate Voting Shares that:

a)	offers a price per Subordinate Voting Share at least as high as the highest price per share paid pursuant to the take-over bid for the Multiple Voting Shares;

b)

provides that the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold (exclusive of Multiple Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

c)	has no condition attached other than the right not to take up and pay for Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Multiple Voting Shares; and

d)	is in all other material respects identical to the offer for Multiple Voting Shares.

In addition, the Coattail Agreement does not prevent the transfer of Multiple Voting Shares by a Principal Shareholder to a Permitted Holder, provided such transfer is not or would not have been subject to the requirements to make a take-over bid (if the vendor or transferee were in Canada) or constitutes or would constitute an exempt take-over bid (as defined in applicable securities legislation). The conversion of Multiple Voting Shares into Subordinate Voting Shares, whether or not such Subordinate Voting Shares are subsequently sold, would not constitute a disposition of Multiple Voting Shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any disposition of Multiple Voting Shares (including a transfer to a pledgee as security) by a holder of Multiple Voting Shares party to the agreement is conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Multiple Voting Shares are not automatically converted into Subordinate Voting Shares in accordance with the Articles of the Company.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Subordinate Voting Shares. The obligation of the trustee to take such action is conditional on the Company or holders of the Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Subordinate Voting Shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee. The Company agreed to pay the reasonable costs of any action that may be taken in good faith by holders of Subordinate Voting Shares pursuant to the Coattail Agreement.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2⁄3% of the votes cast by holders of Subordinate Voting Shares excluding votes attached to Subordinate Voting Shares held by the Principal Shareholders, their affiliates and any persons who have an agreement to purchase Multiple Voting Shares on terms that would constitute a sale or disposition for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement limits the rights of any holders of Subordinate Voting Shares under applicable law.

Preferred Shares

The Company is authorized to issue an unlimited number of Preferred Shares, issuable in series. Each series of Preferred Shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by the Board of Directors prior to the issuance thereof. Holders of Preferred Shares, except as otherwise provided in the terms specific to a series of Preferred Shares or as required by law, will not be entitled to vote at meetings of holders of Shares. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Preferred Shares are entitled to preference over the Shares and any other shares ranking junior to the Preferred Shares from time to time and may also be given such other preferences over Shares and any other shares ranking junior to the Preferred Shares as may be determined at the time of creation of such series.

Advance Notice Requirements for Director Nominations

The Company’s by-laws provide that shareholders seeking to nominate candidates for election as directors must provide timely written notice to the Company’s secretary at its principal executive offices. To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than 30 days nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The Company’s by-laws also prescribe the proper written form for a shareholder’s notice. The Board of Directors may, in its sole discretion, waive any requirement under these provisions. These provisions shall be automatically repealed and cease to have effect upon the termination of the nomination rights agreement dated May 29, 2013 entered into between the Company and the Principal Shareholders.

DESCRIPTION OF DEBT SECURITIES

As of the date of this Prospectus, the Company has no Debt Securities outstanding. The Company may issue Debt Securities, separately or together, with Subordinate Voting Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. The description of certain provisions of the Indenture or of any instalment receipt and pledge agreement (see below) in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or of any instalment receipt and pledge agreement, as applicable. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture or in any instalment receipt and pledge agreement, as applicable. Prospective purchasers should refer to the Prospectus Supplement and the Indenture or instalment receipt and pledge agreement, as applicable, relating to the specific Debt Securities being offered for the complete terms of the Debt Securities. A copy of any Indenture relating to an offering of Debt Securities will be filed by the Company with the applicable securities regulatory authorities in Canada after the Company has entered into it and will be available electronically at www.sedar.com. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement, which description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities;

•	the price or prices at which the Debt Securities will be issued;

•	any limit on the aggregate principal amount of the Debt Securities;

•

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants and events of default applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the authorized denominations in which registered Debt Securities and bearer Debt Securities will be issuable;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms of the Debt Securities which apply solely to the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement may be represented by instalment receipts which will provide for payment for the Debt Securities on an instalment basis, the particular terms and provisions of which will be described in the applicable Prospectus Supplement and set out in an instalment receipt and pledge agreement or similar agreement. Any such instalment receipt will evidence, among other things: (a) the fact that a first instalment payment has been made in respect of the Debt Securities represented thereby, and (b) the beneficial ownership of the Debt Securities represented by the instalment receipt, subject to a pledge of such Debt Securities securing the obligation to pay the balance outstanding under such Debt Securities on or prior to a certain date. A copy of the form of the instalment receipt and pledge agreement or similar agreement to be entered into will be filed with the securities commissions or similar authorities in Canada when it is entered into. A copy of any such instalment receipt and pledge agreement or similar agreement, once executed, will be made available on SEDAR at www.sedar.com.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

As of the date of this Prospectus, the Company has no Warrants outstanding. The Company may issue Warrants, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by the Company pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Warrants offered;

•	the price or prices, if any, at which the Warrants will be issued;

•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription

Receipts that may be offered by the Company pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price or prices, if any, at which the Subscription Receipts will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	the Securities into which the Subscription Receipts may be exchanged;

•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

•

the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;

•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

•

provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;

•	whether the Subscription Receipts will be listed on any securities exchange;

•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends (other than dividend equivalent payments, if any, or as otherwise set forth in any applicable Prospectus Supplement) or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, that will result from the issuance of Securities pursuant to such Prospectus Supplement.

There have been no material changes to the Company’s share and loan capitalization since July 31, 2020, the date of the most recently filed unaudited condensed consolidated interim financial statements of the Company.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Prior sales of the Company’s Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Trading price and volume of the Subordinate Voting Shares will be provided, as required, in each Prospectus Supplement to this Prospectus.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders.

PLAN OF DISTRIBUTION

The Company may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by the Company from time to time. The Company may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Company may offer Securities in the same offering, or it may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of the Company’s Securities by certain selling securityholders. The selling securityholders may sell all or a portion of the Company’s Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Company’s Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Company and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including any applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Company’s business, prospects, financial condition, results of operations and cash flows, and the prospective investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on its business, financial condition and results of operation. The Company cannot assure that it will successfully address any or all of these risks.

TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

EXEMPTION UNDER SECURITIES LAWS

The Company has applied for and obtained an exemption pursuant to Section 11.1 of NI 44-102 requesting relief from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the Securities offered by any Prospectus Supplement, is in a contractual relationship with the Company to the extent that such agent or underwriter is not a registered dealer in any Canadian jurisdiction (a “Foreign Dealer”). Accordingly, such Foreign Dealer would not, directly or indirectly, make any offers or sales to persons in a province or territory of Canada. All sales of Securities pursuant to any Prospectus Supplement to persons in a province or territory of Canada would solely be made through other agents or underwriters that are duly registered in the applicable province or territory where any offer of Securities will be made (the “Canadian Dealers”) and the Prospectus Supplement would include a certificate signed by each Canadian Dealer in compliance with Section 6.3(1)3 of NI 44-102.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on the Company’s behalf by Stikeman Elliott LLP.

INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR

The independent auditor of the Company is Deloitte LLP, at its office at La Tour Deloitte, 1190 Avenue des Canadiens-de-Montréal, Suite 500, Montreal, Québec, H3B 0M7. Deloitte LLP is independent with respect to the Company within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec.

The transfer agent and registrar for the Subordinate Voting Shares is Computershare Investor Services Inc. at its principal office in Montreal.

PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the Securities purchased by a purchaser and any amendments thereto. In several of the provinces and territories of Canada, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the Securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limits prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus.

In an offering of convertible, exchangeable or exercisable Preferred Shares, Subscription Receipts, Warrants or convertible, exchangeable or exercisable Debt Securities (or Units comprised partly thereof), investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which convertible, exchangeable or exercisable Preferred Shares, Subscription Receipts, Warrants or convertible, exchangeable or exercisable Debt Securities (or Units comprised partly thereof) are offered to the public under the prospectus. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal advisor.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Certain of the Company’s directors, namely Joshua Bekenstein, Nicholas (Laki) Nomicos, Edward Philip, Joseph Robbins and Barbara Samardzich, reside outside of Canada. Each of the foregoing directors has appointed BRP Inc. as agent for service of process at the following address: 726 Saint-Joseph Street, Valcourt, Québec, J0E 2L0.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

CERTIFICATE OF BRP INC.

Dated: September 24, 2020

This short form prospectus, together with the documents incorporated by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) JOSÉ BOISJOLI President and Chief Executive Officer	(Signed) SÉBASTIEN MARTEL Chief Financial Officer
On behalf of the Board of Directors

(Signed) MICHAEL HANLEY Director	(Signed) JOSHUA BEKENSTEIN Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the CBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We have entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Exhibits

Exhibit No.	Description

4.1	The annual information form of the Company dated April 9, 2020 for the year ended January 31, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2020, filed with the Commission on April 9, 2020).

4.2	The audited consolidated financial statements of the Company as at and for the years ended January 31, 2020 and 2019, together with the notes thereto and the independent auditor’s reports thereon, except that the footnote to the audit report included in such audited consolidated financial statements, and any future audited financial statements that are incorporated by reference herein, including in each case any amendment thereto, is hereby expressly excluded from incorporation by reference into this Registration Statement on Form F-10 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2020, filed with the Commission on April 9, 2020).

4.3	The management’s discussion and analysis of financial condition and results of operations of the Company for the three and twelve-month periods ended January 31, 2020 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the year ended January 31, 2020, filed with the Commission on April 9, 2020).

4.4	The unaudited condensed consolidated interim financial statements of the Company as at July 31, 2020 and January 31, 2020, and for the three and six-month periods ended July 31, 2020 and 2019, with the notes thereto (incorporated by reference from the Registrant’s report on Form 6-K, furnished to the Commission on August 27, 2020).

4.5	The management’s discussion and analysis of financial condition and results of operations of the Company for the three and six-month periods ended July 31, 2020 (incorporated by reference from the Registrant’s report on Form 6-K, furnished to the Commission on August 27, 2020).

4.6	The management proxy circular dated April 28, 2020 in connection with the annual general meeting of the shareholders of the Company held on May 28, 2020. (incorporated by reference from the Registrant’s Report on Form 6-K, furnished to the Commission on April 28, 2020).

5.1	Consent of Deloitte LLP.

5.2	Consent of Stikeman Elliott LLP.

6.1	Powers of Attorney (included on the signature pages to this Registration Statement).

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

At the time of filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quebec, Province of Quebec, Canada, on September 24, 2020.

BRP INC.

By:	/s/ José Boisjoli
Name: José Boisjoli
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints José Boisjoli and Martin Langelier, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-10 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated below on September 24, 2020.

Signature	Title

/s/ José Boisjoli José Boisjoli	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Sébastien Martel Sébastien Martel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Pierre Beaudoin Pierre Beaudoin	Director

/s/ Joshua Bekenstein Joshua Bekenstein	Director

/s/ Charles Bombardier Charles Bombardier	Director

/s/ Michael Hanley Michael Hanley	Director

/s/ Louis Laporte Louis Laporte	Director

/s/ Estelle Métayer Estelle Métayer	Director

/s/ Nicholas Nomicos Nicholas Nomicos	Director

/s/ Edward Philip Edward Philip	Director

/s/ Joseph Robbins Joseph Robbins	Director

/s/ Barbara Samardzich Barbara Samardzich	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, this Registration Statement on Form F-10 has been signed by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on September 24, 2020.

BRP US INC.

By:	/s/ Paule Morisset
Name: Paule Morisset
Title: Authorized Signatory